SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC  20549

                                 FORM 8-K

                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported)
                               June 2, 1997


                          INDIANA UNITED BANCORP
          (Exact name of registrant as specified in its charter)

                                  INDIANA
      (State or other jurisdiction of incorporation or organization)

               0-12422                          35-1562245
      (Commission file number)     (IRS Employer Identification No.)

          201 NORTH BROADWAY    GREENSBURG, INDIANA        47240
          (Address of principal executive offices)       (Zip Code)

                                (812)  663-0157
            (Registrant's telephone number, including area code)

                              NOT APPLICABLE
           (Former name, former address and former fiscal year,
                      if changed since last report.)

ITEM 5.  OTHER EVENTS

     On June 2, 1997 Indiana United Bancorp ("IUB") and P.T.C. Bancorp (PTC") jointly announced they have reached an agreement in principle which is expected to lead to a merger of the two Indiana community banking companies. IUB is headquartered in Greensburg, Indiana and PTC is headquartered in Brookville, Indiana. The proposed transaction is viewed as a merger of equals, with the combined entity retaining the name of Indiana United Bancorp.

     PTC shareholders will receive 1.075 shares of IUB common stock for each common share of PTC. The exchange will result in approximately 1,137,000 shares of IUB common stock issued. Upon completion of the transaction, IUB will have approximately 2,388,000 common shares outstanding.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

       (c)  Exhibits.

      28. Joint News Release of P.T.C. Bancorp and Indiana United Bancorp issued June 2, 1997.


                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                INDIANA UNITED BANCORP


Date:  June 6, 1997

                                                By:  /s/ Robert E. Hoptry
                                                Robert E. Hoptry
                                                President and Chief
                                                Executive Officer

                             Index of Exhibits


                                                                   Page
Exhibit Number     Description                                    Number

  28             Joint News Release of P.T.C. Bancorp and
                 Indiana United Bancorp issued June 2, 1997.        4-5